SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RECOVERY ENGR INC

          MJG ASSOCIATES, INC.

                                 9/13/99            1,600            34.9600
          GAMCO INVESTORS, INC.
                                 9/14/99            5,100            35.0000
                                 9/13/99           10,000            35.0000
                                 9/09/99           16,900            35.0000
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/10/99           20,000            35.0000
                                 9/09/99           10,000            35.0000
               THE GABELLI ABC FUND
                                 9/14/99            4,000            35.0625











          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.